EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE

Six months ended June 30, 2005 and 2004

2005	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income before cumulative effect of change
in accounting principle	$67,684	27,178	$2.49
Cumulative effect of change in accounting principle	495	27,178	0.02
Net income available to common stockholders	68,179	27,178	2.51
Effect of dilutive securities:
Restricted stock	-	525
Convertible debt	1,624	4,072
Stock options	-	355
Deferred shares	-	95
Diluted EPS:
Net income before cumulative effect of change
in accounting principle	69,308	32,225	2.15
Cumulative effect of change in accounting principle	495	32,225	0.02
Net Income available to common stockholders
and assumed conversions	$69,803	32,225	$2.17

2004	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common stockholders	$56,402	26,652	$2.12
Effect of dilutive securities:
Restricted stock	-	984
Convertible debt	1,629	4,113
Stock options	-	442
Deferred shares	-	120
Diluted EPS:
Net Income available to common stockholders
and assumed conversions	$58,031	32,311	$1.80

EXHIBIT 11

SELECTIVE INSURANCE GROUP, INC. AND CONSOLIDATED SUBSIDIARIES

COMPUTATION OF EARNINGS PER SHARE

Quarter ended June 30, 2005 and 2004

2005	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common stockholders	$32,078	27,251	$1.18
Effect of dilutive securities:
Restricted stock	-	437
Convertible debt	812	4,069
Stock options	-	325
Deferred shares	-	90
Diluted EPS:
Net Income available to common stockholders
and assumed conversions	$32,890	32,172	$1.02

2004	Income	Shares	Per Share
(in thousands, except per share amounts)	(Numerator)	(Denominator)	Amount
Basic EPS:
Net income available to common stockholders	$28,874	26,740	$1.08
Effect of dilutive securities:
Restricted stock	-	1,007
Convertible debt	816	4,108
Stock options	-	429
Deferred shares	-	118
Diluted EPS:
Net Income available to common stockholders
and assumed conversions	$29,690	32,402	$0.92